Exhibit 99.1

Cineverse Reports Second Quarter Fiscal Year 2024 Results

Total Revenue of $13.0 Million

Total Direct Operating Margin Increased to 64% from 42%

Recurring Direct Operating Margin Increased to 56% from 30%

Operating Expenses Decreased by $6.3 Million, or 34%

Adjusted EBITDA Increased by $3.7 Million, or 283%, to $2.4 Million

LOS ANGELES, November 14, 2023 – Cineverse Corp. (“Cineverse” or the “Company”) (NASDAQ: CNVS), a global streaming technology and entertainment company, today announced its financial results for the fiscal second quarter ended September 30, 2023 (“Q2 FY 2024”).

Q2 FY 2024 Highlights (all comparisons are to the prior year fiscal quarter ended September 30, 2022):

During the Quarter, the Company’s initiatives to reduce operating costs, optimize our streaming channel portfolio and increase margins had a very positive impact on our financial results. Operating costs and SG&A expenses declined markedly, leading to significant increases in both total operating margin and recurring operating margin excluding our legacy digital cinema business. Operating profit, Adjusted EBITDA and Net Income increased substantially over the prior year period as the Company’s cost reduction and margin improvement efforts more than offset the revenue impact of optimizing our streaming channel portfolio:

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Direct operating margin increased to 64%, compared to 42%. Excluding the impact of the Company's legacy digital cinema equipment business, direct operating margin for recurring business increased to 56%, compared to 30%.
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Operating expenses decreased $6.3 million, or 34%, to $12.4 million from $18.7 million, primarily attributable to the Company’s previously announced cost reduction initiatives and streaming channel portfolio optimization.
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SG&A expenses declined $2.8 million, or 29%, primarily driven by a reduction of 30 employment positions and tight spending controls.
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Last quarter, the Company launched Cineverse Services India (“Cineverse Services”), a new business unit that expands upon the Company’s successful India operations to consolidate Cineverse's support operations at vastly reduced costs. This is anticipated to help generate as much as $8.0 million in annualized Direct Operating and SG&A cost reductions when fully implemented. We have already off-shored or identified 29 employment positions that are moving to Cineverse Services.
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Operating profit increased by $5.3 million or 112% to $0.6 million of operating income from $(4.7) million of operating loss primarily due to our initiatives to reduce costs and improve margins.
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Adjusted EBITDA increased by $3.7 million, or 283%, to $2.4 million.
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Net loss attributable to common stockholders narrowed to $(0.4) million, or $(0.04) per share, from $(5.8) million, or $(0.65) per share.

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Total revenue was $13.0 million versus $14.0 million, reflecting the impact of our channel portfolio optimization efforts where we have culled lower margin channels, concentrating our resources on higher-return performers.
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Subscription-based revenues increased 52% to $3.5 million, driven by the continued success of the company’s enthusiast streaming services. Screambox horror channel revenues increased by 356% as a result of new high-impact programming. Total paid subscribers to our channels grew to 1.24 million, an increase of 32%.
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Advertising-based revenues declined 28% to $4.1 million, primarily due to our channel optimization efforts, a non-recurring technical transition with a large FAST platform partner and the continued impact of the current economic climate on the advertising market.
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Non-recurring revenues related to the Company's legacy digital cinema equipment business were $2.4 million, or a decrease of 7%.
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Financial condition overview:
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Cash and cash equivalents totaled $8.6 million at September 30, 2023.
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Stockholders’ equity was $45.9 million, or $3.71 per outstanding share as of September 30, 2023.
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Digital content library valued at $26 million to $30 million in a third-party appraisal, compared to a book value of $2.8 million at September 30, 2023.

Operational Developments During the Quarter

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Established Matchpoint Platform as a Service (PaaS) revenue enablement mechanism including new sales and marketing infrastructure.
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Greatly expanded MatchpointAI offerings through strategic partnerships with next-generation technology providers to enhance capabilities for Matchpoint customers with machine-learning and automation tools. This includes Whip Media and automated scheduling tool “Matchpoint MGX.”
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Received recognition for developing and implementing Matchpoint with a nomination for DEG’s EnTech Innovation Award – which recognizes a team or individual that identifies a problem and creates a novel solution. Other nominees included executives from Disney +, FOX Sports and NBCUniversal.
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Ramped up social medial monetization capabilities through expanded partnership with leading YouTube network Valley Arm Media – unlocking more opportunities to exploit channel assets.
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Launched two new premium streaming Channels – targeting highly engaged fan audiences.
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Announced a new Matchpoint managed services partnership with widely known, iconic “Dog Whisperer with Cesar Millan” series.

Operational Developments Subsequent to Quarter-End

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Announced an expanded partnership with Amagi – introducing a market-defining package that will enable Video Service Providers to launch and scale FAST channels with minimum effort, for maximum returns. This partnership, which means both a combined product offering and sales marketing resources, is expected to expand our Matchpoint offerings into the Enterprise client space.
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Further expanded MatchpointAI offerings through strategic partnerships with Vionlabs to enable next-generation search via cognitive AI for Matchpoint customers and Cineverse subscribers.
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Announced a new Cineverse Matchpoint managed services partnership for three channels with major Children’s programmer 9 Story, including the beloved Barney and Garfield franchises.

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Theatrical re-release of Terrifier 2, theatrical release of Onyx the Fortuitous and the Talisman of Souls, Announced Terrifier 3 Theatrical Release date of Oct 25, 2024 in partnership with Bloody Disgusting.
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Expanded our subscription service offerings with the launch of Midnight Pulp on Amazon Prime Channels, Comcast Xfinity and The Roku Channel.
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Bloody Disgusting consumer products launched this October, with a branded clothing line being sold in more than 600 Spencer's Gifts retail locations nationwide.

Management Commentary

Chris McGurk, Cineverse Chairman and CEO, stated, “Unlike many of our competitors who only have a single streaming channel and revenue model, our more than two-dozen enthusiast streaming channels and multiple revenue streams give us the ability to manage our business as a portfolio. This provides us with a unique opportunity to improve our profitability by optimizing our portfolio via eliminating channels that generate lower margin revenues and focusing resources on higher return channels. Implementation of this strategy, combined with a significant reduction of $2.8 million in SG&A drove the $6.3 million overall operating cost reduction we achieved this quarter. That helped generate a total direct operating margin of 64%, up from 42% last year and exceeding our stated guidance of 45% to 50%. This also enabled us to increase our operating profit by $5.3 million, or 112%, to $0.6 million and generate Adjusted EBITDA of $2.4 million, up $3.7 million, or 283%. Clearly, our cost reduction and margin improvement efforts are bearing significant fruit, and we are far from done in this area as we drive toward our goal of sustainable profitability.”

McGurk continued, “The launch of Cineverse Services in India, where we are in the process of offshoring a significant number of domestic positions to a trusted and successful Company-owned operation, will continue to drive further reductions in our operating expenses and improve margins further. This is a unique competitive advantage that Cineverse owns on the cost side of the ledger that we intend to take full advantage of. Already, we have transferred and/or identified 29 employment positions that are moving to Cineverse Services. And, in addition to significant additional cost savings as we move toward our goal of an $8 million annualized reduction in costs, we fully expect that workflows and operational efficiencies will improve significantly as a result of this initiative.”

Erick Opeka, President and Chief Strategy Officer of Cineverse, added, “This quarter we doubled down on our efforts to achieve sustainable profitability by further winding down unprofitable channels and deals. We shuttered three additional channels which had a demonstrable impact on margins and EBITDA. Additionally, we continued to rationalize our headcount through job combinations, redundant role eliminations, and the shift of roles to our new offshore services hub in India. We have also optimized and reduced our go forward content spend plans, focusing on leveraging our recent acquisitions, deep library and revenue sharing deals. All together, these will provide the base for further margin improvements and provide a self-sustaining channel ecosystem.”

Opeka continued, “Beyond our cost containment efforts, we are also focused on smart growth based on our extensive base of assets. That includes leveraging one of our most valuable assets for growth: our technology platform, Matchpoint. Our recent Amagi deal not only validates the quality and importance of our technology across the broader marketplace, it shows it is ready for prime time. And while Amagi will position us well to tackle the needs of major enterprise clients, we continue to focus our own sales efforts among small and mid-market clients. All together, these optimizations, combined with our growth efforts leveraging our asset base, are the key drivers of reaching our profitability goals by the end of this fiscal year.”

Conference Call

Cineverse will host a conference call at 4:30 p.m. ET today (Tuesday, November 14, 2023), during which management will discuss the results of the fiscal second quarter ended September 30, 2023. To participate in the conference call, please use the following dial-in numbers:

U.S. (Toll-Free): +1 404 975 4839

Canada (Toll-Free): +1 833 470 1428

International: Additional global dial-in numbers can be found on the CNVS site

Access code: 610027

The conference call can also be accessed by webcast at the Investors section of the Company's website at https://investor.cineverse.com/events-and-presentations. Those who are unable to attend the live conference call may access the recording at the above webcast link, which will be made available shortly after the conclusion of the call.

About Cineverse

Cineverse’s advanced, proprietary technology drives the distribution of over 70,000 premium films, series, and podcasts to more than 150 million unique viewers monthly. From providing a complete streaming solution to some of the world’s most recognizable brands, to super-serving their own network of fan channels, Cineverse is powering the future of Entertainment. For more information, please visit www.cineverse.com. (NASDAQ: CNVS)

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cineverse officials during presentations about Cineverse, along with Cineverse's filings with the Securities and Exchange Commission, including Cineverse's registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act''). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates,'' "intends,'' "plans,'' "could," "might," "believes,'' "seeks," "estimates'' or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings, or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cineverse's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties, and assumptions about Cineverse, its technology, economic and market factors, and the industries in which Cineverse does business, among other things. These statements are not guarantees of future performance, and Cineverse undertakes no specific obligation or intention to update these statements after the date of this release.

For additional information, please contact:

Julie Milstead

424-281-5411

investorrelations@cineverse.com

CINEVERSE CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	As of
	September 30,	March 31,
	2023	2023
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$8,620	$7,152
Accounts receivable, net	12,377	20,846
Unbilled revenue	2,423	2,036
Employee retention tax credit	1,672	2,085
Content advances	7,860	3,724
Other current assets	1,550	1,734
Total Current Assets	34,502	37,577
Equity investment in A Metaverse Company, a related party, at fair value	4,482	5,200
Property and equipment, net	2,072	1,833
Intangible assets, net	19,143	19,868
Goodwill	20,824	20,824
Content advances, net of current portion	2,617	1,421
Other long-term assets	1,052	1,265
Total Assets	$84,692	$87,988
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$25,804	$34,531
Line of credit, including unamortized debt issuance costs of $32 and $76, respectively	4,904	4,924
Current portion of deferred consideration on purchase of business	3,742	3,788
Current portion of earnout consideration on purchase of business	82	1,444
Operating lease liabilities	432	418
Current portion of deferred revenue	273	226
Total Current Liabilities	35,237	45,331
Deferred consideration on purchase, net of current portion	2,868	2,647
Operating lease liabilities, net of current portion	645	863
Other long-term liabilities	59	74
Total Liabilities	$38,809	$48,915

Stockholders’ Equity
Preferred stock	$3,559	$3,559
Common stock	192	185
Additional paid-in capital	542,212	530,998
Treasury stock, at cost	(11,978)	(11,608)
Accumulated deficit	(486,477)	(482,395)
Accumulated other comprehensive loss	(414)	(402)
Total stockholders’ equity of Cineverse Corp.	47,094	40,337
Deficit attributable to noncontrolling interest	(1,210)	(1,264)
Total equity	45,883	39,073
Total Liabilities and Equity	$84,692	$87,988

CINEVERSE CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)
(Unaudited)

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2023	2022	2023	2022
Revenues	$13,012	$14,006	$25,992	$27,596
Operating expenses
Direct operating	4,646	8,092	11,633	15,448
Selling, general and administrative	6,827	9,641	14,715	19,459
Depreciation and amortization	953	984	1,775	1,984
Total operating expenses	12,426	18,717	28,123	36,891
Operating income (loss)	586	(4,711)	(2,131)	(9,295)
Interest expense	(195)	(380)	(490)	(513)
Decrease in fair value of equity investment in Metaverse, a related party	(718)	(572)	(718)	(1,828)
Other income (expense), net	26	8	(478)	(6)
Net loss before income taxes	(301)	(5,655)	(3,817)	(11,642)
Income tax expense	(16)	-	(36)	-
Net loss	(317)	(5,655)	(3,853)	(11,642)
Net income attributable to noncontrolling interest	(40)	(9)	(53)	(27)
Net loss attributable to controlling interests	(357)	(5,664)	(3,906)	(11,669)
Preferred stock dividends	(88)	(88)	(176)	(176)
Net loss attributable to common stockholders	$(445)	$(5,752)	$(4,082)	$(11,845)

Net loss per share attributable to common stockholders:
Basic	$(0.04)	$(0.65)	$(0.37)	$(1.34)
Diluted	$(0.04)	$(0.65)	$(0.37)	$(1.34)
Weighted average shares of common stock outstanding:
Basic	12,376	8,845	11,118	8,808
Diluted	12,376	8,845	11,118	8,808

Adjusted EBITDA

We define Adjusted EBITDA to be earnings before interest, taxes, depreciation and amortization, stock-based compensation expense, merger and acquisition costs, restructuring, transition and acquisitions expense, net, goodwill impairment and certain other items.

Adjusted EBITDA is not a measurement of financial performance under GAAP and may not be comparable to other similarly titled measures of other companies. We use Adjusted EBITDA as a financial metric to measure the financial performance of the business because management believes it provides additional information with respect to the performance of its fundamental business activities. For this reason, we believe Adjusted EBITDA will also be useful to others, including our stockholders, as a valuable financial metric.

We present Adjusted EBITDA because we believe that Adjusted EBITDA is a useful supplement to net income (loss) from continuing operations as an indicator of operating performance. We also believe that Adjusted EBITDA is a financial measure that is useful both to management and investors when evaluating our performance and comparing our performance with that of our competitors. We also use Adjusted EBITDA for planning purposes and to evaluate our financial performance because Adjusted EBITDA excludes certain incremental expenses or non-cash items, such as stock-based compensation charges, that we believe are not indicative of our ongoing operating performance.

We believe that Adjusted EBITDA is a performance measure and not a liquidity measure, and therefore a reconciliation between net income (loss) from operations and Adjusted EBITDA has been provided in the financial results. Adjusted EBITDA should not be considered as an alternative to net income (loss) from operations as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of cash flows, in each case as determined in accordance with GAAP, or as a measure of liquidity. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. We do not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP measures should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Following is the reconciliation of our consolidated net loss to Adjusted EBITDA (in thousands):

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Net Loss	$(317)	$(5,655)	$(3,853)	$(11,642)
Add Backs:
Income tax expense	16	-	36	-
Depreciation and amortization	953	984	1,775	1,984
Interest expense	195	380	490	513
Stock-based compensation	499	2,218	909	3,198
Decrease in fair value of equity investment in Metaverse, a related party	718	572	718	1,828
Provision for doubtful accounts	-	44	-	47
Other (income) expense, net	(26)	(8)	148	6
Net income attributable to noncontrolling interest	(40)	(9)	(53)	(27)
Adjustments:
Transition-related costs	368	182	835	357
Mergers and acquisitions costs	-	-	-	207
Adjusted EBITDA	$2,366	$(1,292)	$1,005	$(3,529)